Exhibit 99.1

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them.

Dated: February 14, 2005

DRAPER FISHER ASSOCIATES FUND IV, L.P.

By: Draper Fisher Management Company IV, LLC

By:	/s/ Timothy C. Draper
	Name:	Timothy C. Draper
	Title:	Managing Director of the General Partner

DRAPER FISHER MANAGEMENT COMPANY IV, LLC

By:	/s/ Timothy C. Draper
	Name:	Timothy C. Draper
	Title:	Managing Director

/s/ Timothy C. Draper
Timothy C. Draper

/s/ John H. N. Fisher
John H. N. Fisher

/s/ Stephen T. Jurvetson
Stephen T. Jurvetson

DRAPER FISHER PARTNERS IV, LLC

By:	/s/ Timothy C. Draper
	Name:	Timothy C. Draper
	Title:	Managing Member

By:	/s/ John H.N. Fisher
	Name:	John H.N. Fisher
	Title:	Managing Member

By:	/s/ Stephen T. Jurvetson
	Name:	Stephen T. Jurvetson
	Title:	Managing Member